SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2005

MACROMEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22688	94-3155026
(Commission File Number)	(IRS Employer Identification No.)

601 Townsend Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 252-2000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 10, 2005, Macromedia advised The Nasdaq Stock Market that it believed it did not comply with NASDAQ’s Rule 4350.  Macromedia had failed to comply with Marketplace Rule 4350(i)(1)(A)(iv) with respect to issuing press releases related to new employee inducement option grants made outside its stockholder-approved 2002 Equity Incentive Plan and had failed to file a Listing of Additional Shares with respect to such inducement option grants under Marketplace Rule 4310(c)(17)(A).

On May 12, 2005, Macromedia filed with the Nasdaq Stock Market a Listing of Additional Shares with respect to these inducement option grants and also issued a press release detailing the new employee inducement option grants pursuant to Marketplace Rule 4350(i)(1)(A)(iv).

On May 13, 2005, The Nasdaq Stock Market informed Macromedia it was now in compliance and that the matter was closed.

The press release issued by Macromedia on May 12, 2005 disclosing these new employee inducement option grants is attached hereto as Exhibit 99.01.

Item 9.01:  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
99.01	Macromedia Reports Recent Option Grants, press release issued on May 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROMEDIA, INC.

Date: May 13, 2005	By:	/s/ Elizabeth Nelson
Elizabeth Nelson, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Macromedia Reports Recent Option Grants, press release issued on May 12, 2005.